Exhibit 10.17

STOCK PURCHASE AGREEMENT
Dated as of September 1, 2005
among
BUYER:
AMS MANUFACTURING, INC.
PARENT:
AMS HEALTH SCIENCES, INC.
COMPANY:
HEARTLAND CUP, INC.
PRINCIPAL SHAREHOLDER:
TRUETT McCARTY
AND
CERTAIN SHAREHOLDERS OF THE COMPANY

i

ii

STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT is dated as of September 1st, 2005 (this “Agreement”), is by and among AMS Manufacturing, Inc., an Oklahoma corporation (“Buyer”), AMS Health Sciences, Inc., an Oklahoma corporation (the “Parent”), Heartland Cup, Inc., an Oklahoma corporation (the “Company”), Truett McCarty, (the “Principal Shareholder”) and the shareholders listed on the signature pages attached hereto (collectively with the Principal Shareholder, the “Shareholders”).
RECITALS
     A. The Shareholders own the issued and outstanding shares of capital stock (the “Shares”) of the Company owned by each Shareholder, as set forth in Exhibit A hereto.
     B. Buyer desires to acquire, and the Shareholders desire to transfer, all of the Shares of the Company on the terms and subject to the conditions herein contained.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
     1.1 Defined Terms. As used herein, capitalized terms below shall have the meanings set forth on Appendix A. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.
     1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.
ARTICLE II.
PURCHASE AND SALE OF SHARES
     2.1 Agreement to Purchase and Sell Shares. On the terms and subject to the conditions contained in this Agreement, at the Closing, Buyer shall purchase from the Shareholders, and the Shareholders shall sell to Buyer (the “Share Purchase”), the Shares free and clear of all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal and first offer, mortgages, indentures, claims, transfer restrictions, liens, security interests and other encumbrances (collectively, “Claims”); together with all rights now and hereafter attaching or accruing thereto.
     2.2 Purchase Price for the Shares. The purchase price (the “Purchase Price Consideration”) for each Share shall be 1/10 of a validly issued, fully paid and nonassessable share of the Parent’s common stock (the “Parent Common Stock”).
     2.3 Manner of Payment of the Purchase Price Consideration. At the Closing, Parent shall pay the Purchase Price Consideration on behalf of Buyer to each Shareholder for each Share delivered by such Shareholder for purchase at Closing.

     2.4 Manner of Delivery of Shares. At the Closing, the Shareholders shall deliver to Buyer certificates evidencing the Shares (together with all rights then or thereafter attaching thereto) duly endorsed in blank, or accompanied by valid stock powers duly executed in blank, in proper form for transfer.
     2.5 Restrictive Legend. The Shareholders understand and acknowledge that there will be placed on the certificates for the shares of Parent Common Stock issued as Purchase Price Consideration, or any substitution therefore, in addition to any other legend which may be required, a legend stating in substance:
“THE SALE, TRANSFER OR OTHER DISTRIBUTION OF THE SHARES EVIDENCED BY THIS CERTIFICATE BY THE HOLDER HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE PUBLICLY SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER SAID ACT.”
ARTICLE III.
CLOSING
     3.1 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Transactions (the “Closing”) shall occur immediately upon execution of this Agreement at the offices of McAfee & Taft, Two Leadership Square, 211 N. Robinson, Oklahoma City, OK 73102 or such other place as the parties may otherwise agree.
     3.2 Deliveries at Closing.
     (a) Deliveries Made by the Buyer or the Parent. At the Closing, the Buyer will deliver to the Company and the Shareholders the following: (i) the Purchase Price Consideration; (ii) a certificate executed by the Secretary or an Assistant Secretary of the Buyer certifying as of the Closing Date (A) a true and complete copy of the Organizational Documents of the Buyer, (B) a true and complete copy of the resolutions of the board of directors of the Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (C) incumbency matters; and (iii) such other certificates or documents as shall be reasonably requested by the Company in accordance with the provisions of this Agreement and to consummate the Transactions.
     (b) Deliveries Made by the Company. At the Closing, the Company will deliver to the Buyer the following: (i) a certificate executed by the Secretary or an Assistant Secretary of the Company certifying as of the Closing Date (A) a true and complete copy of the Organizational Documents of the Company, (B) a true and complete copy of the resolutions of the board of directors and shareholders of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (C) incumbency matters; (ii) a certificate of each appropriate Secretary of State certifying the good standing of the Company in its state of incorporation and all states in which it is qualified to do business; (iii) an unconditional resignation from each member of the board of directors and each officer of the Company from his or her office or from the board of directors of the Company, as applicable, in form and substance satisfactory to the Buyer and (iv) such other certificates or documents as shall be reasonably requested by the Buyer in accordance with the provisions of this Agreement and to consummate the Transactions.

     (c) Deliveries Made by the Shareholders. At the Closing, each Shareholder will deliver to the Buyer the following: (i) certificates evidencing all of the issued and outstanding shares of capital stock of the Company owned by the Shareholders as set forth on Exhibit A, duly endorsed in blank for surrender and cancellation; and (ii) a shareholder release in substantially the form attached hereto as Exhibit B.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL SHAREHOLDER
     The Company and the Principal Shareholder, jointly and severally, hereby represent and warrant as follows:
     4.1 Organization and Good Standing. The Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Contracts to which it is a party. The Company is duly qualified to do business and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The Company has delivered to the Buyer true and complete copies of the Organizational Documents of the Company, as currently in effect.
     4.2 Authority; No Conflict.
     (a) This Agreement and the other Transaction Documents to which the Company is a party (the “Company Closing Documents”) have been or will be prior to Closing duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, in each case except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors’ rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law. The Company has all requisite power and authority to execute and deliver this Agreement and the Company Closing Documents and to perform its respective obligations under this Agreement and the Company Closing Documents.
     (b) Neither the execution and delivery of this Agreement and the Company Closing Documents nor the consummation or performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time):
          (i) contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of the Company or (B) any resolution or other action adopted or taken by the board of directors or the shareholders of the Company;
          (ii) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any of the assets owned or used by any Acquired Company may be subject;
          (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

          (iv) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract; or
          (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.
     The Company is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Transactions.
     4.3 Capitalization. The authorized equity securities of the Company consist solely of 5,000,000 shares of common stock, of which 2,415,000 shares are issued and outstanding. All of the outstanding shares of the Company’s capital stock are duly authorized, validly issued, fully paid and non-assessable. The number Shares owned by each of the Shareholders as of the date of this Agreement and immediately prior to the Closing are set forth on Exhibit A. No legend or other reference to any purported Encumbrance appears upon any certificate evidencing the Shares. There are no contracts, agreements or understandings relating to the issuance, sale or transfer of any shares of capital stock or other securities of the Company. There are no outstanding subscriptions, calls, commitments, warrants or options for the purchase of shares of any capital stock or other securities of the Company or any securities convertible into or exchangeable for shares of capital stock or other securities issued by the Company, or any other commitments of any kind for the issuance of additional shares of capital stock or other securities issued by the Company. None of the outstanding capital stock or equity interests or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, nor has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.
     4.4 Financial Statements. The Company has delivered to Buyer: (i) an unaudited balance sheet of the Company as of July 31, 2005 (the “Balance Sheet”), and the related profit and loss statements for the period from January 1, 2005 through July 31, 2005 (referred to, collectively with the Balance Sheet, as the “Financial Statements”). The Financial Statements fairly present the financial condition and the results of operations of the Company as of the respective dates of, and for the periods referred to in, the Financial Statements, all in accordance with the books and records of the Company.
     4.5 Books and Records. The books of account and stock record books of the Company, all of which have been provided to the Buyer, are complete and correct in all respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls, and, with respect to the books of account, fairly and accurately reflect the income, expenses, assets and liabilities of the Company. The minute books of the Company contain, accurate records of all meetings held of, and corporate actions taken by, the shareholders, the boards of directors, and committees of the boards of directors of the Company. At the Closing, all of those books and records will be in the possession of the Company.
     4.6 Title to Properties; Encumbrances.
     (a) The Company has delivered to Buyer copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of the Company and relating to such property or interests.

     (b) The Company has delivered a true and accurate copy of all such leases or other documents creating such real property interests to the Buyer and all such leases or documents are in full force and effect and are legal, valid, binding and enforceable against the Company and, the other parties thereto. Following the Closing, such leases or documents will continue to be in full force and effect and legal, valid, binding and enforceable against the Company and against all other parties thereto. There are no disputes, oral agreements or forbearances in effect as to any such leases.
     (c) The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own located in the Facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet (except for personal property sold since the date of the Balance Sheet in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (i) mortgages or security interests reflected in the Balance Sheet as securing specified liabilities or obligations or, with respect to which no default exists, (ii) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), (iii) liens for current taxes not yet due for which there are adequate reserves in the Financial Statements, and (iv) with respect to real property, (A) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (B) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Company lie wholly within the boundaries of the real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.
     4.7 Condition and Sufficiency of Assets. The buildings, plants, structures, motor vehicles and equipment of the Company are in good operating condition and repair, ordinary wear and tear excepted, and none of such buildings, plants, structures motor vehicles and equipment of the Company are in need of maintenance or repairs except for ordinary, routine maintenance and repairs. The buildings, plants, structures, motor vehicles and equipment of the Company are sufficient for the continued operation of the business of the Company after the Closing in substantially the same manner as conducted prior to the Closing.
     4.8 Accounts Receivable. All accounts receivable of the Company that are reflected on the Balance Sheet (collectively, the “Accounts Receivable”) represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. There is no contest, claim or right of setoff, other than returns in the Ordinary Course of Business, with any obligor of any Accounts Receivable relating to the amount or validity of such Accounts Receivable.
     4.9 Inventory. The inventory as set forth on the Balance Sheet or arising since the date of the Balance Sheet was acquired and has been maintained in accordance with the regular business practices of the Company, consists of new and unused items, substantially all of which is commercially usable or saleable in the Ordinary Course of Business.

     4.10 No Undisclosed Liabilities. The Company has no liabilities except for (a) liabilities, to the extent reflected or reserved against in the Balance Sheet, and (b) liabilities which have arisen in the Ordinary Course of Business since the date thereof.
     4.11 Taxes.
     (a) The Company has filed all Tax Returns that it is required to file. All such Tax Returns were correct and complete in all material respects. All taxes due and owing by any of the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return.
     (b) There is no material dispute or claim concerning any Tax liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which the Company or its directors or officers has knowledge based upon personal contact with an agent of such authority. No waiver of any statute of limitations with respect to any Tax Return has been given by the Company. All deficiencies asserted or assessments made as a result of any examinations have been fully paid.
     (c) There are no liens for Taxes upon any of the assets of the Company (other than liens for taxes not yet due and payable).
     (d) The Company is not a party to, is not bound by and has no obligation under any Tax sharing allocation or indemnity agreement or similar Contract or arrangement.
     (e) The Company has never been a member of an affiliated group of corporations, within the meaning of IRC § 1504, except for a consolidated group of which the Company is the common parent.
     (f) The Company has never filed a consent pursuant to the collapsible corporation provisions of IRC § 341(f) (or any corresponding provision of state, local or foreign income Tax law) or agreed to have IRC § 341(f)(2) (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it.
     (g) None of the assets of the Company is property that the Company is required to treat as being owned by any other Person pursuant to the “safe harbor lease” provisions of former IRC § 168(f)(8).
     (h) None of the assets of the Company directly or indirectly secures any debt the interest on which is Tax-exempt under IRC § 103(a).
     (i) None of the assets of the Company is “tax-exempt use property” within the meaning of IRC § 168(h).
     (j) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any change in method of accounting for a taxable period ending on or prior to the Closing Date.
     (k) The Company has never participated in nor is participating in an international boycott within the meaning of IRC § 999.
     (l) The Company has complied with the withholding, reporting and remittance requirements of IRC §§ 1441-1464, IRC §§ 3101-3102, IRC §§ 3401-3406, IRC § 6041 and IRC § 6049.

     (m) The unpaid Taxes of the Company (A) do not, as of the date of the Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practices of the Acquired Company in filing its Tax returns.
     (n) The Company uses the accrual method of accounting for income tax purposes and, since its inception, has not made any change in accounting methods, received a ruling from any taxing authority (or other Governmental Authority) or signed an agreement with any taxing authority (or other Governmental Authority) relating to the Company’s method of accounting for income tax purposes.
     (o) No power of attorney granted by the Company with respect to any Taxes is currently in force.
     (p) No Shareholder of the Company is a Person other than a United States Person within the meaning of the IRC.
     (q) The Company is not subject to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal or applicable state income tax purposes or for any other Tax purposes.
     (r) The Company has provided to the Buyer a listing of each state, local and foreign jurisdiction in which the Company is required to file or be included in a Tax Return. No written claim has ever been received by the Company from a taxing authority or other Governmental Body in a jurisdiction where the Acquired Company does not pay Taxes or file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction, no such claim has been or is Threatened by a taxing authority or other Governmental Body.
     (s) The Company neither has nor has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign jurisdiction.
     (t) The Company has not participated in a transaction that has been specifically identified by the IRS as a tax avoidance transaction or that is subject to either the disclosure list maintenance or registration requirements of IRC §§ 6011, 6111 or 6112 and the regulations thereunder, and has not disclosed any transactions to the IRS under any penalty amnesty program.
     4.12 Compliance with Legal Requirements; Governmental Authorizations.
     (a) (i) The Company is, and at all times has been, in compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of the Company’s business or the ownership or use of any of its assets; (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) could reasonably be expected to constitute or result in a violation by the Company, or a failure on the part of the Company to comply with, any Legal Requirement or (B) could reasonably be expected to give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and (iii) the Company has not received any written or other notice or communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement by the Company or (B) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) (i) The Company is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization; (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization; (iii) the Company has not received, any written or, other notice or communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and (iv) all applications required to have been filed for the renewal of the Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other material filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.
     4.13 Legal Proceedings; Orders.
     (a) There is no pending Proceeding: (i) that has been commenced by or against the Company, or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. No such Proceeding has been Threatened. No event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to the Buyer copies of all pleadings, correspondence, and other documents relating to any Proceeding.
     (b) There is no Order: (i) to which the Company or any of the assets owned or used by the Company is subject; (ii) to which the Company is subject that relates to the business of, or any of the assets owned or used by, the Company; and (iii) to which any officer, director or key employee of the Company is subject that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or otherwise.
     (c) The Company is not in violation of any Order to which it is subject. No event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company or any of the assets owned or used by the Company is subject. The Company has not received, any written or other notice or communication from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company or any of the assets owned or used by the Company, is or has been subject.
     4.14 Contracts; No Defaults.
     (a) The Company has made available to the Buyer true and complete copies, of each of the following Contracts to which the Company is a party or by which any of their respective assets and properties is bound:
          (i) each Contract (other than routine purchase orders) that involves or will involve performance of services or delivery of goods by the Company;
          (ii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement of the Company and each other Contract affecting the ownership, leasing or use of, title to, or any leasehold or other interest in, any real or personal property;

          (iii) each licensing or royalty agreement or similar with respect to patents, trademarks, copyrights or other Employed Intellectual Property, including all agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure orally of the Employed Intellectual Property, and perpetual, paid-up licenses for commonly available software programs;
          (iv) each collective bargaining agreement or other Contract with any labor union or other employee representative of a group of employees and each other written employment or consulting agreement with any employees or consultants;
          (v) each joint venture or partnership Contract (however named) or similar Contracts involving a sharing of profits, losses, costs or liabilities by the Company with any other Person;
          (vi) each Contract containing covenants that in any way purport to restrict the business activity of the Company or any of its Affiliates or limit the freedom of the Company or any of its Affiliates to engage in any line of business or to compete with any Person;
          (vii) each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods and salesman commission agreements;
          (viii) each power of attorney granted by or to the Company that is currently, or will be at the Closing, effective and outstanding;
          (ix) each Contract for capital expenditures;
          (x) each Contract between the Company and its former or current shareholders, directors, officers and employees or other Contract providing for a commitment of employment, consulting or management services;
          (xi) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company, other than in the Ordinary Course of Business;
          (xii) each Contract, the termination of or default under which could reasonably be expected to have a Material Adverse Effect on the Company;
          (xiii) each Contract (other than this Agreement) that (A) limits or restricts the ability of the Company to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur indebtedness, to incur or suffer to exist any Encumbrance, to purchase or sell any assets and properties, to change the lines of business in which it participates or engages or to engage in any merger or other business combination or (B) requires the Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition;
          (xiv) each Contract under which the Company has advanced or loaned any funds;
          (xv) each Contract under which the Company subcontracts work to third parties outside of the Ordinary Course of Business;

          (xvi) each Contract between or among the Company, on the one hand, and any Shareholder or any of their affiliates, on the other hand;
          (xvii) each Contract (other than routine purchase orders) that (A) involves the obligation to make a payment, pursuant to the terms of any such Contract, by or to the Company and (B) cannot be terminated within 30 days after giving notice of termination without resulting in any cost or penalty to any Acquired Company; and
          (xviii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.
     (b) Each Contract is in full force and effect and binding upon the Company and constitutes a legal, valid and binding agreement of each other party thereto, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar creditor’s rights laws. The Company has performed (and has no present expectations of not fully performing) all obligations required to be performed by it in connection with the Contracts and the Company is not in material violation of or material default under any such Contract (or with notice or lapse of time or both, would be in violation of or default under any such Contract) and no Contract has been canceled by any party thereto.
     (c) The Company has not given to or received from any other Person any written or other notice or communication regarding any actual, alleged, possible or potential violation or breach of, or default under, any Contract.
     (d) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any amounts paid or payable to the Company under any Contract and no Party to any Contract has made written demand for such renegotiation. No current customer has informed the Company that it shall stop or decrease its rate of business with the Company or that it desires to renegotiate any Contract.
     4.15 Insurance. The Company has delivered to the Buyer a true and correct list of all insurance policies that are currently held by the Company. All insurance policies are in the name of the Company, are outstanding and in full force and effect, and all premiums due for such polices are currently paid. Since December 31, 2004, the Company has not received notice of cancellation or termination of any such policy, nor has it been denied or had revoked or rescinded any policy of insurance, nor has it borrowed against any such policies. The Company carries, or is covered by, insurance with companies that as of the date of this Agreement are financially sound and reputable in such amounts with such deductibles and against such risks and losses as are reasonable for the business and assets of the Company.
     4.16 Environmental Matters.
     (a) The Facilities for which the Company is legally responsible (i) are in compliance with Environmental Laws and (ii) are not and have not been, in violation of, or liable under, any Environmental Law.
     (b) The Company has not received any written notice or other written communication (including but not limited to notices of violations, consent decrees, judgments, judicial or administrative orders or liens but excluding general notices or similar communications of prospective changes to Environmental Laws), from any Governmental Body or private citizen, including, without limitation, the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal or mixed) in which the Company has had an interest, or for which the Company is legally responsible; and, no such notification or communication has been Threatened.
     (c) The Facilities are in compliance with, and are not, and have not been, in violation of, or liable under, any Occupational Safety and Health Law.
     (d) Neither the Company, nor any other Person for whose conduct the Company is legally responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or any property geologically or hydrologically adjoining the Facilities.
     (e) Neither the Company, nor any other Person for whose conduct it is legally responsible, has any Environmental, Health, and Safety Liabilities with respect to any other properties (including, without limitation, Facilities formerly owned, used or operated by the Company) (i) in which the Company has or had an interest, (ii) which the Company operates or has operated or (iii) which geologically or hydrologically adjoin any such property.
     (f) There are no Hazardous Materials present on or in the Environment at the Facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, dumps, ponds, lagoons, ditches, piping systems, conduits, swamps, pumping stations, collection systems, sanitary or storm water sewers or any other part of the Facilities, or incorporated into any structure therein or thereon, in violation of any applicable Environmental Law.
     (g) Neither the Company, nor any other Person for whose conduct the Company is legally responsible, has permitted or conducted any Hazardous Activity in violation in any material respect of any Environmental Law with respect to the Facilities or any other properties or assets (whether real, personal or mixed) for which the Company is legally responsible.
     (h) During the period that the Company has owned or operated a Facility, no Hazardous Material was collected, transported, handled, delivered or taken from that Facility to any other location (other than another Facility or other property that the Company then owned or had any interest) where there has been a Release or Threat of Release of any Hazardous Materials in violation of any applicable Environmental Law for which the Company is legally responsible.
     (i) During the period that the Company owned or operated any property, no Hazardous Material was collected, transported, handled, delivered or taken from that property to any other location (other than another property that the Company then owned or had any interest) where there has been a Release or Threat of Release of any Hazardous Materials in violation of any applicable Environmental Law for which the Company is legally responsible.
     (j) The Company and the Facilities have all Environmental Permits required under any Environmental Law or the provisions of any Environmental Law relating to the Company to conduct their current business as currently conducted by them, and each Facility and the Company is in compliance with all such Environmental Permits required to be obtained with respect to that Facility and the Company.
     (k) The Company has delivered to the Buyer true, complete and correct copies of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company pertaining to Hazardous

Materials or Hazardous Activities in, on or under the Facilities or concerning compliance by Shareholders, the Company, or any other Person for whose conduct they are legally responsible, with Environmental Laws.
     4.17 Labor Relations; Compliance; Employees. The Company neither is nor has ever been a party to any collective bargaining or other Contract with any labor union or any other representative of a group of employees. There has not been, there is not presently pending or existing, and, there is not Threatened (a) any strike, slowdown, picketing, work stoppage or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Body, organizational activity or other labor or employment dispute against or affecting the Company or its premises or (c) any application for certification of a collective bargaining agent. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and plant closing. No employee, officer or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee, director or officer and any other Person (“Proprietary Rights Agreement”) that in any way adversely affects or will affect (i) the performance of such employee’s duties as an employee, director or officer of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with the Shareholders or the Company by any such employee, director or officer. None of the employees intends to terminate his employment with the Company. The Company has not entered into any severance or similar arrangement in respect of any personnel that provides for any obligation (absolute or contingent) of the Company or any other Person to make any payment to any such personnel following termination of employment.
     4.18 Intellectual Property Rights.
     (a) The Company owns all right, title and interest in, to and under, free and clear of any Encumbrance, and have the valid and enforceable right to use and fully and completely assign, transfer and convey, (or have a valid, written, enforceable license) to: (i) all U.S. and foreign patents, inventions (patentable or unpatentable), know-how, trade secrets, and all other tangible or intangible confidential or proprietary technical and business information, copyrights (registered or unregistered), computer software and programs of any kind or nature (including, but not limited to, any and all object code, source code, firmware, program and/or programming tools), trademarks (registered or unregistered), service marks (registered or unregistered), trade names, trade dress, and all patent applications, trademark and/or service mark applications and/or registrations, and copyright applications for any of the foregoing, as well as any and all goodwill symbolized by and/or associated with any of the foregoing (collectively, “Intellectual Property”), currently used or planned to be used in products currently under development or otherwise reasonably necessary to carry on the business and planned business of the Company; and (ii) all rights to any and all income, royalties, revenues, damages, payments previously, now or hereafter due and/or payable under or with respect to any of the foregoing Intellectual Property to the extent owned by the Company, including, without limitation, the right to all past, present and future causes of action for violating any rights relating to any of the foregoing Intellectual Property owned by the Company including, but not limited to, infringement, unfair competition, misappropriation and/or dilution (all rights included in this Section 4.18 are collectively referred to as “Employed Intellectual Property”).

The activities, products and services of the Company have not and do not infringe upon, misappropriate, dilute (in the case of trademarks), and/or otherwise violate, or constitute the unauthorized use of, the Intellectual Property of any other Person. There are no written or oral allegations, threats or claims and there are no lawsuits pending or threatened, in any case, (i) alleging that the Company’s activities, products or services infringe upon, misappropriate, dilute (in the case of trademarks), and/or otherwise violate, or constitute the unauthorized use of, any other Person’s Intellectual Property or (ii) challenging the Company’s ownership of, right to use, right to assign or license, the validity or enforceability of, or any license or other agreement relating to, any Employed Intellectual Property. There is no basis to conclude that any third party has, is, and/or is planning to, infringe upon, misappropriate, dilute (in the case of trademarks), and/or otherwise violate, any Employed Intellectual Property owned by the Company.
     4.19 No Other Agreements to Sell Assets or Capital Stock of the Company. Neither the Company nor any of its shareholders, officers, directors or Affiliates has any commitment or legal obligation, absolute or contingent, to any other Person or firm, other than as contemplated by the Transactions, to sell, assign, transfer or effect a sale of any of the assets of the Company (other than inventory and products in the Ordinary Course of Business), to sell or effect a sale of the capital stock of the Company, to effect any acquisition, merger, consolidation, liquidation, dissolution or other reorganization of the Company or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.
     4.20 Relationships with Related Persons. Neither the Company nor any of their respective Related Persons owns or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (a) had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in a business competing with the Company with respect to any line of the products or services of the Company in any market presently served by the Company. No Related Person of the Company is a party to any Contract with, or has any claim or right against, the Company.
     4.21 Customers and Suppliers. There has been no adverse change in the business relationship with any supplier or customer and no threat or indication that any such change is foreseeable including, without limitation, as a result of the Transactions.
     4.22 Brokers and Finders. Neither the Company nor the Shareholders and their respective agents have incurred any obligation or liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the Transactions or this Agreement.
     4.23 Affiliate Indebtedness. There exists no borrowings to or from Affiliates or other Affiliate Indebtedness of the Company.
     4.24 Disclosure. No representation or warranty of the Company in this Agreement states or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
     Each Shareholder represents the following:
     5.1 Ownership of the Shares. Shareholder is the sole legal and beneficial owner of all of the outstanding Shares that is set forth opposite Shareholder’s name on Exhibit A and such Shares are to be sold pursuant to this Agreement. None of such Shares are subject to any liens or to any rights of first refusal of any kind, and such Shareholder has not granted any rights to purchase such Shares to any other Person. Shareholder has the sole right to transfer such Shares to the Buyer. Such Shares constitute all of the capital stock of the Company owned, beneficially or legally by Shareholder, and Shareholder has no other rights to acquire any shares of the Company’s capital stock. Upon the Closing, the Buyer will receive good title to such Shares, subject to no liens retained, granted or permitted by Shareholder.
     5.2 Shareholder Authority. Shareholder has the legal capacity to enter into Agreement and any other agreements as may be necessary to effect this Agreement to which Shareholder is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Shareholder and constitutes valid and binding obligations of Shareholder, enforceable in accordance with its terms.
     5.3 Investment Intent.
          (a) Shareholder understands that shares of Parent Common Stock to be issued pursuant to this Agreement have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Shareholder’s representations as expressed herein or otherwise made pursuant hereto.
          (b) Shareholder is acquiring the shares of Parent Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and Shareholder has no present intention of engaging in a distribution of the same. Shareholder further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity for any of the share of Parent Common Stock.
          (c) Shareholder, or its purchaser representative, within the meaning of Regulation D, Rule 501(h), promulgated by the Securities and Exchange Commission (its “Purchaser Representative”), has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Buyer and acknowledges that Shareholder or its Purchaser Representative can protect its own interests. Shareholder or its Purchaser Representative has such knowledge and experience in financial and business matters so that such Shareholder or its Purchaser Representative is capable of evaluating the merits and risks of its investment in Buyer.
          (d) Shareholder understands and acknowledges that an investment in Buyer is highly speculative and involves substantial risks. Shareholder can bear the economic risk of such Shareholder’s investment and is able, without impairing Shareholder’s financial condition, to hold the shares of Parent Common Stock for an indefinite period of time and to suffer a complete loss of Shareholder’s investment.
          (e) The residency of Shareholder is correctly set forth on the signature page to this Agreement.

          (f) Shareholder acknowledges that shares of Parent Common Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Shareholder is aware of the provisions of Rules 144 and 145 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Buyer, the resale occurring not less than a designated period after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations. Such Shareholder acknowledges that, in the event all of the requirements of Rule 144 or Rule 145, as applicable, are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of shares of Parent Common Stock. Shareholder understands that, although Rule 144 and Rule 145 are not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 or Rule 145 or will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.
ARTICLE VI.
REPRESENTATIONS AND WARRANTIES OF THE BUYER
     Buyer hereby represents and warrants to the Company as follows:
     6.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, with full legal power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Contracts to which it is party.
     6.2 Authorization; No Conflict.
     (a) This Agreement and other Transaction Documents to which the Buyer is a party (the “Buyer Closing Documents”) have been or will be prior to Closing duly executed and delivered by the Buyer and constitute the legal, valid, and binding obligations of the Buyer, as the case may be, enforceable against the Buyer in accordance with their respective terms, in each case except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors’ rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law. The Buyer has all requisite power, authority and capacity to execute and deliver this Agreement and the Buyer Closing Documents and to perform its obligations under this Agreement and the Buyer Closing Documents.
     (b) Neither the execution and delivery of this Agreement and the Buyer Closing Documents nor the consummation or performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of the Buyer or (B) any resolution or other action taken by the members or the managers of the Buyer; (ii) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge, any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Buyer or any of the assets owned or used by the Buyer, may be subject; or (iii) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract to which the Buyer is a party or by which the Buyer may be bound.
     (c) The Buyer is not, nor will be, required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Transactions.
     6.3 Disclosure. No representation or warranty of the Buyer in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.
     6.4 Brokers or Finders. Neither the Buyer, its officers and agents, nor any other Person acting on behalf of Buyer has incurred any obligation or liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.
     6.5 Legal Proceedings. There is no pending Proceeding that has been commenced by or against the Buyer and that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.
ARTICLE VII.
POST-CLOSING COVENANTS OF THE BUYER
     7.1 Principal Shareholder Guarantees. As soon as practicable following the Closing, Buyer shall take any and all commercially reasonable actions necessary to fully and completely release the Principal Shareholder of any and all liability or obligations under the terms of his personal guaranties of the obligations of the Company, listed on Schedule 7.1 (the “Guaranteed Debt”), and Buyer hereby agrees to hold the Principal Shareholder harmless from any and all Damages (as defined in Section 7.2(a)) incurred by the Principal Shareholder relating to the Guaranteed Debt on or after the Closing.
ARTICLE VIII.
INDEMNIFICATION;
REMEDIES
     8.1 Survival of Representations, Etc. The representations and warranties of the Company, the Shareholders and the Buyer contained herein shall survive until 24 months after the Closing Date except for the representations in Section 4.25, which shall survive indefinitely.
     8.2 Indemnification by Principal Shareholder.
     (a) The Principal Shareholder shall indemnify, save and hold harmless the Buyer and the Buyer’s Affiliates and each of their respective Representatives (collectively, the “Buyer Indemnified Parties”), from and against any and all costs, losses, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands and expenses (whether or not arising out of third party claims), attorneys’ fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, “Damages”), incurred in connection with, arising out of, resulting from or incident to: (i) any breach of any representation or warranty made by the Company and the Shareholders in Article V of this Agreement; (ii) any breach of any covenant or agreement made by the Company in this Agreement; and (iii) any brokerage or similar commission or other compensation with respect to a third party who acted as a broker, finder, investment banker, advisor, consultant or appraiser or in any similar capacity on behalf of the Shareholders or the Company in connection with the Transactions.

     (b) The term “Damages” as used in this Article VIII is not limited to matters asserted by third parties against any indemnified party, but includes Damages incurred or sustained by an indemnified party in the absence of third party claims. Payments by any indemnified party of amounts for which such indemnified party is indemnified hereunder shall not be a condition precedent to recovery.
     (c) Defense of Claims. If a claim for Damages (a “Claim”) is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, give written notice (a “Claim Notice”) to the indemnifying party promptly after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 7.2. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within ten (10) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder for any purpose shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party has been actually prejudiced by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice, but, in any event, reasonably acceptable to the indemnified party, to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and would potentially create a conflict of interest, in which event the indemnified party shall be entitled, at the indemnifying party’s cost, risk and expense, to separate counsel of its own choosing, but in any event, reasonably acceptable to the indemnifying party and (iii) to compromise or settle such lawsuit or action, which compromise or settlement shall be made only with the written consent of the indemnified party.
     If the indemnifying party fails to assume the defense of such lawsuit or action within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such lawsuit or action has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party’s cost and expense, the defense, compromise or settlement of such lawsuit or action on behalf of and for the account and risk of the indemnifying party. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 7.2 and for any final judgment (subject to any right of appeal) and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment in accordance with the other provisions of this Section 7.2(c).
     (d) Cooperation. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and its Representatives (including without limitation its attorneys) in the investigation, trial and defense of any lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in negotiations, arbitrations and the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers. The indemnified party shall at all times keep the indemnifying party informed of all information and documents relating to the Claim of which it is aware and, if requested by the indemnifying party, give the indemnifying party and its or their Representatives reasonable access to the personnel of the indemnified party and/or its Representatives, as appropriate, and to any relevant premises, chattels, accounts, documents and records within the power, possession or control of such Persons to enable the indemnifying party and its Representatives to examine such Claim.

     (e) Representatives. No individual Representative of any party shall be personally liable for any Damages under the provisions contained in this Section 7.2 (except to the extent any such Person is party hereto in his or her individual capacity). Nothing herein shall relieve either party of any liability to make any payment expressly required to be made by such party pursuant to this Agreement.
ARTICLE IX.
MISCELLANEOUS
     9.1 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that the Buyer may, without such consent, assign all such rights to any lender as collateral security and assign all such rights and obligations to a wholly owned Subsidiary (or a partnership controlled by the Buyer) or Subsidiaries of the Buyer or to a successor in interest to the Buyer which shall assume all obligations and liabilities of the Buyer under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     9.2 Notices . All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method and an appropriate confirmation is received; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:
          If to the Shareholders addressed to the address set forth on each Shareholder’s signature page:
If to the Company or the Buyer addressed to:
AMS Health Sciences, Inc.
Attn: Reggie Cook
711 N.E. 39th Street
Oklahoma City, Oklahoma 73105
With a copy to:
McAfee & Taft
10th Floor, Two Leadership Square
Oklahoma City, OK 73102
Attn: David J. Ketelsleger
Telephone: (405) 552-2236
Telecopy: (405) 228-7436
or to such other place and with such other copies as any party may designate as to itself by written notice to the others.
     9.3 Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Oklahoma (without giving effect to its conflicts of law principles), except with respect to matters of law concerning the internal corporate affairs of any corporate, partnership or limited liability entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.
     9.4 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits, annexes and schedules hereto (including the other agreements referred to herein), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
     9.5 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     9.6 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.
     9.7 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.
     9.8 Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
     9.9 Burden and Benefit. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. There are no third party beneficiaries of this Agreement.
     9.10 Consent to Jurisdiction. Each party hereto irrevocably and unconditionally: (i) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the Western District of Oklahoma or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Oklahoma County, Oklahoma; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.
     9.11 Attorneys’ Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with such action, including any appeal of such action.

     9.12 No Interpretation Against Drafter. This Agreement is the product of negotiations between the parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived.
     9.13 Construction. All pronouns and any variations thereof are deemed to referred to the masculine, feminine, neuter, singular or plural, as the identify of the person or persons may require.
     9.14 Further Assurances. The parties hereto agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as may be reasonably requested by another party hereto for the purpose of carrying out the intent of this Agreement and the Transactions contemplated by this Agreement.
[The remainder of this page is left intentionally blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

BUYER:

AMS Manufacturing, Inc.
an Oklahoma corporation

By:	/s/ Reggie Cook .

Name:	Reggie Cook
Its:	Chief Financial Officer

PARENT:

AMS Health Sciences, Inc.
an Oklahoma corporation

By:	/s/ Reggie Cook .

Name:	Reggie Cook
Its:	Chief Financial Officer

COMPANY:

Heartland Cup, Inc.,
an Oklahoma corporation

By:	/s/ Truett McCarty .

Name:	Truett McCarty
Its:	President

PRINCIPAL SHAREHOLDER:

By:	/s/ Truett McCarty

Name:	Truett McCarty
Address:	Route 1, Box 248
Allen, OK 74825

S-1

APPENDIX A
Defined Terms
     The following terms, when capitalized in the Agreement, shall have the meanings set forth in this Appendix A:
     “Accounts Receivable” shall have the meaning set forth in Section 4.8.
     “Affiliate” shall have the meaning set forth in the Exchange Act. Without limiting the foregoing, all directors and officers of a Person that is a corporation, all managing members or managers of a Person that is a limited liability company, and all general partners in any general or limited partnership shall be deemed Affiliates of such Person for all purposes hereunder.
     “Affiliate Indebtedness” shall mean any accounts payable, loan or otherwise indebtedness of any kind, liability of the Shareholders or any Affiliate of the Shareholders owed to the Company.
     “Agreement” shall mean this Stock Purchase Agreement.
     “Balance Sheet” shall have the meaning set forth in Section 4.4(i).
     “Buyer” shall have the meaning set forth in the preamble of this Agreement.
     “Buyer Closing Documents” shall have the meaning set forth in Section 6.2(a).
     “CERCLA” shall mean the United States Comprehensive Environmental Response, Compensation and Liability Act of 1986, 42 U.S.C. § 9601 et seq., as amended.
     “Claim” shall have the meaning set forth in Section 8.2(c).
     “Claim Notice” shall have the meaning set forth in Section 8.2(c).
     “Cleanup” shall mean any investigation, cleanup, removal, containment or other remediation or response actions.
     “Closing” shall have the meaning set forth in Section 4.1.
     “Closing Date” shall mean the date on which the Closing actually takes place.
     “Company” shall have the meaning set forth in the preamble of this Agreement.
     “Consent” shall mean any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).
     “Contract” shall mean any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.
     “Damages” shall have the meaning set forth in Section 7.2(a).
     “Employed Intellectual Property” shall have the meaning set forth in Section 4.18.

App. A-1

     “Encumbrance” shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.
     “Environment” shall mean soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.
     “Environmental, Health and Safety Liabilities” shall mean any cost, damage, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to:
     (a) any environmental, health or safety matters or conditions (including onsite or off-site contamination, occupational safety and health and regulation of chemical substances or products);
     (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial or inspection costs and expenses arising under any Environmental Law or Occupational Safety and Health Law;
     (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for Cleanup costs or corrective action, including any Cleanup required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or
     (d) any other compliance, corrective investigative or remedial measures required under any Environmental Law or Occupational Safety and Health Law.
     The terms “removal,” “remedial” and “response action” include the types of activities covered by CERCLA.
     “Environmental Law” shall mean all applicable federal, state, district, local and foreign laws, all rules, requirements or regulations promulgated thereunder and all orders, consent orders, judgments, notices, notice requirements, licenses, or permits issued, promulgated or entered pursuant thereto, relating to pollution or protection of the Environment (including, without limitation, ambient air, surface water, ground water, the preservation or protection of waterways, drinking water, land surface, wildlife, plants or other natural resources), including without limitation (a) laws limiting emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, wastes or other substances into the Environment and (b) laws relating to the identification generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, or wastes. Environmental Laws shall include, without limitation, CERCLA, the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), RCRA, the Safe Drinking Water Act (21 U.S.C. § 349, 42 U.S.C. §§ 201, 300f), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. § 2701 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Motor Carrier Act of 1980 (49 U.S.C. § 101 et seq.) or any other similar federal, state or local law of similar effect, each as amended, but shall not include the USA Patriot Act and any regulations promulgated thereunder.

App. A-2

     “Environmental Permits” shall mean all licenses, permits, approvals, authorizations, Consents or orders of, or filings with, any Governmental Body, whether federal, state or local, required for the operation of the Facilities under Environmental Laws.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder or any successor law.
     “Facilities” shall mean any real property, leaseholds or other interests currently owned, operated or used by the Company and any buildings, plants, structures or equipment (including motor vehicles, tank cars and rolling stock) currently owned, used or operated by the Company.
     “Financial Statements” shall have the meaning set forth in Section 4.4.
     “Governmental Authorization” shall mean any approval, Consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body pursuant to any Legal Requirement.
     “Governmental Body” shall mean any:
     (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;
     (b) federal, state, local, municipal, foreign or other government;
     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);
     (d) multi-national organization or body; or
     (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature over the operations of the Company.
     “Hazardous Activity” shall mean the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, recycling, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from the Facilities or any part thereof into the Environment and any other act, business, operation or thing that poses an unreasonable risk of harm to Persons or property on or off the Facilities or that may adversely affect the value of the Facilities or the Company; provided, however, that the transportation, storage, sale, distribution, handling, management and use of petroleum products, antifreeze, synthetic oils, solvents, cleaning agents and other products sold, used, stored or delivered in the Ordinary Course of Business in compliance with Environmental Laws and Occupational Safety and Health Laws in the Ordinary Course of Business of any Acquired Company shall not be deemed a Hazardous Activity.
     “Hazardous Materials” shall mean any waste or other substance that is listed, defined, designated, displaying characteristics of or classified as, or otherwise determined to be, hazardous, radioactive, infectious, bio-hazardous or toxic or a pollutant or a contaminant subject to regulation, control, response or remediation under any Environmental Law (whether solids, liquids or gases), including any mixture or solution thereof, and specifically including petroleum and all fractions, derivatives thereof or synthetic substitutes therefor, polychlorinated biphenyls, radon gas, urea formaldehyde and asbestos or asbestos-

App. A-3

containing materials; provided, however, that the petroleum products, antifreeze, synthetic oils, solvents, cleaning agents and other products sold in the Ordinary Course of Business which are transported, stored, sold, distributed, handled, managed and used by an Acquired Company in compliance with Environmental Laws and Occupational Safety and Health Laws in the Ordinary Course of Business of any Acquired Company shall not be deemed Hazardous Materials.
     “Intellectual Property” shall have the meaning set forth in Section 4.18.
     “IRC” shall mean the Internal Revenue Code of 1986, as amended, or any successor law.
     “IRS” shall mean the United States Internal Revenue Service or any successor agency.
     “Legal Requirement” shall mean any applicable federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.
     “Material Adverse Effect” or “Material Adverse Change” shall mean any material adverse effect or change in the financial condition, business, results of operations or liabilities or prospects of any party, its business and/or assets or on the ability of such party or its partners, members, stockholders or shareholders, as the case may be, to consummate the Transactions, or any event or condition which could reasonably be expected to, with the passage of time, constitute a “Material Adverse Effect” or “Material Adverse Change.”
     “Occupational Safety and Health Law” shall mean any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.
     “Order” shall mean any award, decision, injunction, judgment, order, warrant, ruling, consent or other decree, subpoena or verdict entered, issued, made or rendered by any Governmental Body or by any arbitrator.
     “Ordinary Course of Business” shall describe any action taken by a Person if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.
     “Organizational Documents” shall mean the articles or certificate of incorporation, all certificates of determination and designation, and the bylaws of a corporation and any amendments thereto.
     “Person” shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.
     “Proceeding” shall mean any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator, provided that notice thereof has been given to the Company or the Shareholders.
     “Proprietary Rights Agreement” shall have the meaning set forth in Section 4.17.\
     “Purchase Price Consideration” shall have the meaning set forth in Section 2.2.

App. A-4

     “RCRA” shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., as amended.
     “Related Person” shall mean:
     (a) With respect to a particular individual
     (i) each other member of such individual’s Family;
     (ii) any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family;
     (b) With respect to a specified Person other than an individual, any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person.
     “Release” shall mean and include any spilling, leaking, pumping, pouring, injecting, seeping, emitting, discharging, depositing, escaping, leaching, migrating, dumping or other releasing into the Environment, whether intentional or unintentional, and as otherwise defined in any Environmental Law.
     “Representative” shall mean any managing member, general partner, officer, director, principal, attorney, agent, employee, consultant, advisor or other representative, including legal counsel, accountants and financial advisors with authority to act in such capacity.
     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any successor law.
     “Shareholders” or “Shareholder” shall mean the shareholders of the Company set forth on Exhibit A, collectively or individually, respectively.
     “Subsidiary” shall mean, with respect to any Person (for the purposes of this definition, the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.
     “Tax” or “Taxes” shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other governmental charge, including without limitation income, estimated income, gross receipts, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, escheat or withholding taxes, and any premium, together with any interest, penalties and additions in connection with the foregoing.
     “Tax Return” shall mean any return (including any information return), declaration, report, estimate, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of, or compliance with, any Legal Requirement relating to any Tax.

App. A-5

     “Threatened” shall describe any claim, Proceeding, dispute, action or other matter if a potential claimant has manifested (orally or in writing) to the Company or any Key Employee an awareness of and intention to assert such claim, Proceeding, dispute, action or other matter.
     “Transaction Documents” shall mean this Agreement and all instruments executed, filed or otherwise prepared, exchanged or delivered in accordance with this Agreement.
     “Transactions” shall mean the stock purchase contemplated by this Agreement and the other transactions contemplated by the Transaction Documents.

App. A-6

EXHIBIT A
Share Ownership

	Certificate	Number
Shareholders	Numbers	Of Shares
Truett McCarty		2,000,000

EXHIBIT B
Shareholder Release
     The Shareholder on behalf of itself and each of its Related Persons who receive or are otherwise entitled to receive any Purchase Price Consideration, hereby releases and forever discharges the Buyer, the Company and each of their respective individual, joint or mutual Representatives, Affiliates, shareholders, controlling persons, Subsidiaries, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, Proceedings, causes of action, Orders, Contracts, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Shareholder or any of such Related Persons has against the respective Releasees arising on or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Company, whether pursuant to the Company’s Organizational Documents, Contracts or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations or liabilities of Releasees arising (a) in connection with the execution, delivery or performance or arising under any terms of the Agreement or (b) from any action taken or failed to be taken after Closing, or (c) under any Contract to which the Shareholder or any of its Related Persons is a party, excluding any Contracts relating to Shareholders acquisition or ownership of equity in the Company.
     The Shareholder irrevocably covenants to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any Proceeding of any kind against any Releasee, based upon any matter released hereby.

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